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                         Riggs National Corporation
                                 Exhibit 28
                           Form 10-K for the Year
                           Ended December 31, 1993
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[LOGO OF ERNST & YOUNG APPEARS HERE]






                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Riggs National Corporation pertaining to the Riggs National Corporation 1993 Employees' Savings Plan of our report with respect to the financial statements of Riggs AP Bank Limited (not separately included therein) dated March 2, 1993 except for Note 19 Subsequent Events:
Regulatory and Other Developments Relating to Riggs National Corporation as to which the date is October 25, 1993, included as Exhibit 28 to the Annual Report (Form 10-K) of Riggs National Corporation for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




                                                          ERNST & YOUNG
                                                          Chartered Accountants

London, England

March 30, 1994